UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 20, 2009

HNI Corporation
(Exact Name of Registrant as Specified in Charter)

Iowa	1-14225	42-0617510
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 East Second Street, P.O. Box 1109, Muscatine, Iowa  52761-0071
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code:  (563) 272-7400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.02	Results of Operations and Financial Condition.

On October 21, 2009, HNI Corporation (the "Corporation") issued a press release announcing its financial results for the third quarter of fiscal 2009.  A copy of the press release is attached hereto as Exhibit 99.1.

The information with respect to Item 2.02 in this Current Report on Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Section 5 — Corporate Governance and Management

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of
                       Certain Officers

On October 20, 2009, Joseph E. Scalzo submitted his resignation from the Corporation's Board of Directors to be effective after the Corporation's Board of Directors' meeting on November 19, 2009, due to time demands of Mr. Scalzo's new position as Chief Operating Officer of Dean Foods Company.

Section 9 — Financial Statements and Exhibits

Item 9.01      Financial Statements and Exhibits.

Exhibit No.             Description

99.1	Text of press release dated October 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI CORPORATION
Date:	October 21, 2009	By	/s/ Steven M. Bradford
Steven M. Bradford Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.             Description

99.1	Text of press release dated October 21, 2009.